SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 31, 1998



                                   CCAIR, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                     0-17486                 56-1428192
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(State or other jurisdiction  (Commission file Number)      (IRS Employee
       of incorporation)                                    Identification No.)



              P. O. Box 19929, Charlotte, North Carolina 28219-0929
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                    (Address of principal executive offices)


Registrant's telephone number, including area code          (704) 359-8990
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        (Former name or former address, if changed since last report)

Item 5.     Other Events.

      On August 28, 1998, a letter of intent between CCAIR, Inc. (the "Company") and Mesa Air Group, Inc. ("Mesa") was finalized. The letter of intent describes a proposed merger between the Company and a subsidiary of Mesa, which will result in the acquisition of the Company by Mesa. The proposed transaction is subject to certain conditions, including the completion of mutual due diligence, the completion of an agreement of merger, the receipt of regulatory approvals, and the receipt of necessary approvals by lendors, lessors, shareholders, and other parties. A copy of the press release announcing this letter of intent is attached as Exhibit 99.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CCAIR, Inc.


Date:       August 31, 1998                     /s/
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                                          Eric W. Montgomery
                                          Vice President